EMPLOYMENT AGREEMENT
                      --------------------

     THIS AGREEMENT ("Agreement") dated as of the 1st day of October, 1995, by and between OREGON STEEL MILLS, INC., a Delaware corporation ("OSM") and JOE E. CORVIN (the "Executive").

                      W I T N E S S E T H:

     WHEREAS, the Executive is a key senior executive officer of OSM, who through his exceptional efforts has contributed materially to its success in the past, is now so contributing to its success, and is anticipated to continue to so contribute to the success of OSM in the future;

     WHEREAS, OSM desires that the Executive remain in the employment of OSM, thereby assuring continuity of management and policies responsible for OSM's success in the past and assuring OSM of the efforts of the Executive during the term of this Agreement, and the Executive desires to so remain in the employment of OSM;

     WHEREAS, OSM desires to continue to employ the Executive as he has been employed in the past and is employed at the present, thus accommodating the desires and expectations set forth above, which OSM can assure as an independent company;

     WHEREAS, the Executive might elect at any time to terminate his employment by OSM in the absence of an employment agreement with terms and provisions comparable to the terms and provisions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein set forth, the parties agree as follows:

     1.  EMPLOYMENT.
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          1.1.  TERM.  OSM agrees to employ Executive and Executive
                ----
agrees to be employed by OSM as its sole Sr. Vice President Manufacturing - COO (or such other higher office to which Executive may be promoted) upon the terms and conditions set forth herein for a period beginning on the date hereof and continuing until June 1, 1991, and from year to year thereafter until Executive shall have obtained age 65, subject to the provisions herein relating to termination.

          1.2.  DUTIES.  The Executive agrees faithfully to contribute
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to the management, operations and business of OSM and to perform such other services as may be consistent with the duties of the sole Sr. Vice President Manufacturing - COO (or such other higher office to which Executive may be promoted) to the best of his ability, subject to the directives of the Board of Directors of OSM, and to devote his full time during normal working hours to such duties; provided, however, that Executive's schedule and like amenities will be continued, including commitments for civic and public service, outside directorships, customer entertainment and solicitation and passive investments or similar arrangements.

     2.  COMPENSATION.
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          2.1  BASE SALARY.  As compensation for the services to be
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performed by the Executive, OSM agrees to pay the Executive a base salary at the rate of Two Hundred Forty Thousand Dollars ($240,000) per year for each year of his employment hereunder, payable in substantially equal monthly installments and reduced on a pro-rata basis for any fraction of a year or month during which he is not so employed. The Executive's base salary is subject to increase by the Compensation Committee of the Board of Directors of OSM in conjunction with periodic reviews of Executive compensation.

          2.2  PROFIT PARTICIPATION, ESOP, RETIREMENT BENEFITS, ETC.
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In addition to his base salary, the Executive will participate in all compensation and other benefit plans of OSM during the period that any existing or future plans are in effect. Such compensation and benefits plans presently include, without limitation, profit participation, ESOP, retirement plan, and medical benefits plan.

          3.  BUSINESS EXPENSES.  OSM will provide for the payment of,
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or reimbursement to the Executive of, travel or other out-of-pocket expenses reasonably incurred by him in connection with his employment hereunder.

          4.  VACATION BENEFITS.  During the period of Executive's
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employment hereunder, the Executive will be provided by OSM with such paid vacation privileges as are presently, or may in the future, be within the policy of OSM.

          5.  PROPRIETARY RIGHTS.  The Executive agrees that OSM will
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own and the Executive hereby waives all right, title and interest in and to contributions made to the business and operations of OSM and its subsidiaries by the Executive during the term of this Agreement or prior thereto during his employment by OSM, including without limitation, all ideas, suggestions, and other contributions made by the Executive and all results and proceeds derived therefrom. Upon termination of his employment, the Executive will surrender to OSM all customer lists, records and other documents that he may have pertaining to the business of OSM or its subsidiaries and will neither make nor retain copies of any such documents. The provisions of this paragraph will not:

               (a) be affected by cessation or termination of Executive's employment pursuant to the terms hereof or otherwise;

               (b) apply to any information, matter or thing that is in the public domain or that has been disclosed to others by OSM, its subsidiaries, employees or agents.

          6.  CONFIDENTIAL INFORMATION.  The Executive acknowledges
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that while employed by OSM, he will have access to confidential records, customer lists, data, drawings, writings, or other materials owned by OSM or its subsidiaries. The Executive agrees that during the term of his employment hereunder he will not directly or indirectly disclose to others or use for his own benefit or the benefit of others any of the foregoing information, except in the course of his employment hereunder and for the benefit of OSM and its subsidiaries. All records, files, writings, drawings, lists, data and similar materials and information that the Executive will prepare, use or otherwise come into contact with during the course of his employment by OSM will, as between OSM and the Executive, at all times remain the sole property of OSM. The provisions of this paragraph will not:

               (a) apply to the operation of OSM or its business to the extent that the Executive acquires information from parties other than OSM or its subsidiaries;

               (b) apply to any information, matter or thing that is in the public domain or that has been disclosed to others by OSM or its subsidiaries, employees or agents.

          7.  COVENANT NOT TO COMPETE.
              -----------------------

               7.1.  CONSTRAINTS.  During the term of this
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Agreement, and for a period of twelve (12) months from the
termination or expiration of such employment, the Executive will not, within the geographical area of the United States west of the Continental Divide of the Unites States (not including Hawaii or Alaska), directly or indirectly, (a) own, manage, operate, join, control or be employed by, (b) participate in the ownership, management, operation or control of, or (c) be connected in any manner with any business of the type and character of business now engaged in by OSM or its subsidiaries. The above constraint will not prevent the Executive from making passive investments in enterprises engaged in the steel business or the manufacture of pipe products.

               7.2.  ENFORCEABILITY.  In the event any of the
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provisions of paragraph 7.1. above finally are determined by any court to be void or unenforceable in any particular geographic area or as to any particular constraints, this Agreement will be deemed modified so as to eliminate therefrom the unenforceable constraint or its application to the area in which it is enforceable and, except as so modified, the Agreement will remain in full force and effect.

          8.  OFFICES AND DIRECTORSHIPS.  While employed by OSM, the
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Executive agrees that if named to any appropriate internal
administrative committees, boards or similar standing or ad hoc groups of OSM, and Executive agrees to so serve.

          9.  TERMINATION OF EMPLOYMENT.
              -------------------------

               9.1.  TERMINATION BY OSM.  OSM may terminate the
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employment of Executive:

                    (a) for "Cause" as hereinafter defined;

                    (b) by affirmative action annually of a majority of the Board of Directors of OSM at the annual meeting of the Board of Directors of OSM; or

                    (c) by reason of the death or permanent disability of Executive.

               9.2.  TERMINATION BY EXECUTIVE.  Executive may
                     ------------------------
terminate its Employment Agreement:

                    (a) for "Good Reason" as hereinafter defined; or

                    (b) upon six (6) months prior written notice to the Board of Directors of OSM.

          10.  DEFINITIONS.
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               10.1.  "Beneficial Owner" and "person" shall have the
                       ----------------       ------
meaning as is set forth in Rule 13d of the Securities Exchange Act of 1934, as amended.

               10.2.  "Cause," for the purposes of this Agreement,
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shall mean severance from OSM's employment because of (a) the reduction in OSM's work force due to a substantial decrease in OSM's business and the absence of any need during the foreseeable future for the continued performance of the Executive's duties, (b) the willful and continued failure by the Executive to substantially perform his assigned duties with OSM (other than any such failure resulting from incapacity due to physical or mental illness or any actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after a written demand for substantial performance is delivered to the Executive by OSM, which demand specifically identifies the manner in which OSM believes that the Executive has not substantially performed his duties, or (c) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to OSM, monetarily or otherwise. For purposes of this Section, no act, or failure to act, on the part of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive without good faith and without reasonable belief that the action or omission was in the best interest of OSM.

               10.3.  "Good Reason" shall mean the occurrence, after a
                       -----------
Change in Control, of any of the following circumstances without the express written consent of the Executive, unless, in the case of paragraphs (a), (b) or (f) below, such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                    (a) a significant reduction by OSM in the duties and responsibilities assigned to Executive from those assigned immediately before the Change in Control;

                    (b) the harassment by OSM or the owners thereof of Executive so as to adversely affect the performance of Executive's assigned duties and responsibilities;

                    (c) a reduction by OSM in Executive's annual base pay as in effect on the date the Change in Control occurs;

                    (d) a geographical relocation of Executive is ordered by OSM to areas other than Portland, Oregon, or Napa, California;

                    (e) the failure by OSM to pay any portion of Executive's current compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation agreement of OSM within seven (7) days of the date of such compensation is due; or

                    (f) Any purported termination of Executive's employment by OSM that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 13.2.

          Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

               10.4.  "Permanent Disability" shall mean a medically
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determined physical or mental impairment which prevents the Executive from performing every duty of his occupation, and a prognosis that such impairment will continue for at least one (1) year.

               10.5.  "Change in Control" shall mean the event or
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events described in Section 12.

               10.6.  "Directors" shall mean those individuals who are
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members of the Board of Directors of OSM.

          11.  TERMINATION BENEFITS.
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               11.1  ELIGIBILITY FOR BENEFITS.  The Executive shall be
                     ------------------------
eligible for the benefits described in Section 11.2 if, concurrently with or within thirty-six (36) months after a Change in Control, the Executive's employment with OSM terminates, provided that such termination of employment (a) is not on account of the Executive's death or permanent disability, (b) is not by OSM for Cause, (c) is not be the Executive for other than Good Reason.

               11.2.  TYPES AND AMOUNTS OF TERMINATION BENEFITS.
                      -----------------------------------------

                    (a) OSM shall pay to the Executive his full base compensation through the date of termination at the rate in effect at the time Notice of Termination is given, no later than the fifth (5th) day following the date of termination, plus all other amounts to which the Executive is entitled under any compensation or fringe benefit plan of OSM, at the time such payments are due.

                    (b) In lieu of any further salary payments for a period subsequent to the date of termination, OSM shall pay as severance pay to the Executive, at the time specified in Section 11.3, the following amounts:

                         (1) A lump sum severance payment equal to
three (3) times his "Annual Pay," consisting of annual base pay as in effect as of the date of termination or immediately prior to the Change in Control, whichever is greater, and the four (4) most recent quarterly cash distributions from the OSM Profit Participation Plan; and,

                         (2) An additional amount equal to the lump
sum present actuarial value of the excess, if any, of A over B where:

                         A is the normal retirement allowance to which
the Executive would have been entitled under the OSM Pension Plan assuming that such Executive continued as an active participant under such Plan, without change in his rate of Annual Pay, until the earlier of his 65th birthday or the 10th anniversary of the date of Change of Control; and

                         B is the normal retirement allowance to which
the Executive is actually entitled under the OSM Pension Plan as of the date of Notice of Termination as provided in Section 13.2.

                         Present actuarial value shall be computed
using a 5.5 percent interest assumption and the 1971 Group Annuity Male Mortality Table set back two (2) years and shall reflect the value of any applicable early retirement subsidies under the Plan.

                    (c) OSM shall pay to an Executive all legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided to the Executive pursuant to this Agreement, if the Executive is the prevailing party.

                    (d) OSM shall pay to an Executive all legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided to the Executive pursuant to this Agreement, if the Executive is the prevailing party.

                    (e) OSM shall arrange to provide the Executive with accident and group health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice to Termination at the same cost to the Executive as OSM charges other employees whose employment terminates at age 55 or older with at least fifteen (15) years service. Benefits otherwise receivable by the Executive pursuant to this subparagraph shall be reduced to the extent similar benefits are actually received by the Executive from any other source, and any such similar benefits shall be reported to OSM.

               11.3.  TIME OF PAYMENT; ESTIMATED PAYMENTS.  The
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payment provided for in Section 11.2(b) shall be made not later than the fifth (5th) day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such date, OSM shall pay to the Executive on such day an estimate, as determined in good faith by OSM, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by OSM to the Executive, payable on the fifth (5th) day after demand by OSM.

          12.  CHANGE IN CONTROL.  Change in Control of OSM shall be
               -----------------
deemed to have occurred if:

               12.1 At any time less than a majority of the Directors of OSM are individuals who were either elected by the Board of Directors or nominated by the Board of Directors (or a committee of the Board of Directors) for election by the stockholders of OSM;

               12.2 At any time a majority of the Board of Directors of OSM are individuals who, in connection with a single transaction or a series of related transactions that effects a change in the ownership of OSM, were either elected by the Board of Directors or nominated by the Board of Directors (or a committee of the Board of Directors) for election by the stockholders of OSM;

               12.3. Any person (other than (a) an employee benefit plan of OSM, or (b) a corporation owned directly or indirectly, by the stockholders of OSM in substantially the same proportions as their ownership of stock of OSM) is or becomes the Beneficial Owner, directly or indirectly, of securities of OSM representing twenty-five percent (25%) or more of the combined voting power of OSM's then outstanding securities; or

               12.4 (a) The stockholders of OSM approve a plan of complete liquidation of OSM, other than in connection with the complete cessation of the business activities conducted with OSM's operating assets, or (b) an agreement is entered for the sale or disposition by OSM of all or substantially all of OSM's assets except pursuant to an order of a bankruptcy court having jurisdiction of OSM. For purposes of clause (b), the term "the sale or disposition by OSM of all or substantially all of OSM's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of OSM or of any direct or indirect subsidiary of OSM (including the stock of any direct or indirect subsidiary of OSM) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchased price) constitutes more than two-thirds (2/3) of the fair market value of OSM (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of OSM" shall be the aggregate market value of OSM's outstanding common stock (on a fully diluted basis) plus the aggregate market value of OSM's other outstanding equity securities, if any. The aggregate market value of OSM's common stock shall be determined by multiplying the number of shares of OSM's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of OSM's common stock for the ten (10) trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of OSM shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of OSM's common stock or by such other method as the Board of Directors shall determine is appropriate; provided that, in the event that on the Transaction Date there is no public market for such common stock or other equity security, the fair market value of the equity securities or common stock shall be as reasonably determined by the Board of Directors.

     13.  MISCELLANEOUS.
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
          13.1.  BINDING COMMITMENT.  Rights of Executive under this
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Agreement shall inure to the benefit of and be enforceable by the
Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should dies while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee, or if there is no such designee, to his estate.

          13.2  NOTICE.  Any termination of Executive's employment by
                ------
OSM or the Executive following a Change in Control shall be communicated by written Notice of Termination to the Executive or OSM, as the case may be in accordance with the terms hereof. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          13.3.  DATE OF TERMINATION.  "Date of Termination" shall
                 -------------------
mean thirty (30) days after Notice of Termination is given. If, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefore has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. If the Date of Termination occurs after the thirty-six (36) month period following a Change in Control solely because of the operation of the preceding sentence, the employment of Executive shall be considered to have been terminated within the thirty-six (36) month period following a Change of Control.

          13.4.  FORM OF NOTICE.  Except as otherwise provided herein,
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notices and all other communications provided for under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to OSM or the Executive, as the case may be. Notices to OSM shall be at its principal office in Portland, Oregon. Notices to Executive shall be addressed to him at his last known address as shown in the records of OSM.

          13.5.  APPLICABLE LAW.  The validity, interpretation,
                 --------------
construction and performance of the obligations created under this Agreement shall be governed by the laws of the State of Oregon unless preempted by federal law. Application of the Internal Revenue Code or the Securities Exchange Act of 1934 shall include application to any successor provisions and amendments. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

          13.6.  VALIDITY.  The invalidity or unenforceability of any
                 --------
provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     IN WITNESS WHEREOF the parties have executed this Agreement on the date first hereinabove set forth.

                              OREGON STEEL MILLS, INC.



                              By: /s/Thomas B. Boklund
                                  ----------------------
                                    Thomas B. Boklund


                                  /s/Joe E. Corvin
                              --------------------------
                                    Joe E. Corvin